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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K/A

                                  CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): April 8, 1997


                             LAYNE CHRISTENSEN COMPANY
                             -------------------------
              (Exact name of registrant as specified in its charter)


   Delaware                         0-20578                     48-0920712
----------------            ------------------------        -------------------
State or other              (Commission File Number)        (IRS Employer
jurisdiction of                                             Identification No.)
incorporation



         1900 Shawnee Mission Parkway, Mission, Kansas               66205
         -----------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code: (913) 362-0510
                                                         ---------------

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ITEM 5.  OTHER EVENTS.

      Item 5 of the Current Report on Form 8-K filed by Layne Christensen Company (the "Company") on April 9, 1997 is hereby amended by the addition of the following paragraph:

      The press release attached hereto and incorporated herein by reference announcing the Company's tender offer for all of the outstanding capital stock of Stanley Mining Services Limited ("Stanley") contains forward looking statements. Such statements include forecasts of future revenues and profits and references to rapid expansion of the Company's mineral exploration business in Australia, Asia and Africa. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including declines in demand for mineral exploration services as a result of decreases in mineral exploration and development activities by mining companies; the risks attendant to conducting business in foreign countries such as the risks of political, social and economic instability, civil disturbances, war, expropriations by foreign governments and devaluations and fluctuations in currency exchange rates; integration of the operations of Glindemann & Kitching Pty Ltd., Stanley's recently acquired subsidiary; operating risks such as accidents, adverse weather, natural disasters, work stoppages or other such events that may result in increased costs or decreased revenues; shortages of skilled workers; and the effects of competition. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected.
These forward-looking statements are made as of April 8, 1997 and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             LAYNE CHRISTENSEN COMPANY


                                             By: /s/ Kent B. Magill
                                                -----------------------------
                                                     Kent B. Magill
Dated: August 12, 1997                               Vice President, General
      ----------------------                          Counsel and Secretary